UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 31, 2006

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
( Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year “Certificate of Designations” regarding the financial obligations incurred by Cano pursuant to the Certificate of Designations of the Series D Convertible Preferred Stock.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year “Certificate of Designations” regarding limitations on Cano Petroleum, Inc.’s common stock imposed by the Certificate of Designations of the Series D Convertible Preferred Stock.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On August 31, 2006, Cano Petroleum, Inc. (“Cano”) filed a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware and designated 49,116 shares of its preferred stock as Series D Convertible Preferred Stock (the “Series D Preferred Stock”).  The Certificate of Designations is filed herewith as Exhibit 3.1 and is incorporated herein.  All capitalized terms, unless otherwise defined herein, have the meanings set forth in the Certificate of Designations.

Dividends.

The Series D Preferred Stock has a dividend rate of 7.875% per year payable quarterly in cash or in stock as an adjustment to the number of shares of common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion.  Dividends on the Series D Preferred Stock will begin to accrue on September 6, 2006.

Conversion Right.

Shares of Series D Preferred Stock are convertible into shares of Common Stock at any time on or after September 6, at an initial conversion price of $5.75 per share, subject to adjustment for certain dilutive issuances, stock splits, stock dividends and other similar transactions.

Conversion at Cano’s Election.

On any date after the 18th month anniversary of September 6, 2006, so long as (i) the Equity Conditions have been satisfied or waived and (ii) on any 20 out of 30 consecutive Trading Days immediately preceding the date of the Company Conversion Election Notice, the Weighted Average Price of the Common Stock exceeds 175% of the Conversion Price, Cano shall have the right to require that some or all of the outstanding Series D Preferred Stock be converted.

Adjustments to Conversion Price.

Immediately after certain dilutive issuances of Common Stock, subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by combination, reverse stock split or otherwise) or any other events (such as the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the Conversion Price shall be adjusted.  Until Cano stockholder approval is obtained pursuant to the rules of the American Stock Exchange for the shares of Common Stock underlying the Series D Preferred Stock, the Conversion Price shall not be less than $4.79 per share.

Additional Series D Preferred Stock; Variable Securities; Dilutive Issuances.

For so long as any Series D Preferred Stock is outstanding, Cano will not, without the prior written consent of the Holders of a majority of the outstanding Series D Preferred Stock, issue any Series D Preferred Stock, and Cano shall not issue any other securities that would cause a breach or default under the Certificate of Designations.  In addition, Cano shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock  at a conversion, exchange or exercise price which varies or may vary after issuance with the Market Price of the Common Stock.

Mandatory Redemption at Maturity.

If any Series D Preferred Stock remains outstanding on the Maturity Date, Cano shall redeem such Series D Preferred Stock for an amount in cash equal to the Conversion Amount.

Redemption Option Upon Triggering Event.

After a Triggering Event, each Holder shall have the right to require Cano to redeem all or a portion of such Holder’s Series D Preferred Stock equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time and (B) the greater of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Triggering Event, the Closing Sale Price of the Common Stock on the day immediately following such Triggering Event and the Closing Sale Price of the Common Stock on the date the Holder delivers the notice of redemption at the Holder’s option.

A “Triggering Event” occurs if:

•                  the Common Stock is suspended from trading or fails to be listed on a Principal Market for a period of 10 consecutive Trading Days or for more than an aggregate of 20 Trading Days in any 365-day period;

•                  Cano fails to convert and does not cure this conversion failure within 10 Business Days after the applicable Conversion Date or gives notice to any Holder at any time of its intention not to comply with a request for conversion;

•                  Cano fails to pay, and continues to fail to pay for at least 5 Business Days, to the Holder any amounts when and as due pursuant to the Certificate of Designations or any Transaction Document (as defined in the Securities Purchase Agreement dated August 25, 2006);

•                  a court (i) enters a decree or order of voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) appoints a custodian, receiver, liquidator or other similar official, or (iii) orders the winding up or liquidation of its affairs, in respect of the Company or any Subsidiary or of any substantial part of its property and such decree or order is unstayed and in effect for 60 consecutive days;

•                  Cano or any Subsidiary (i) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) consents to an involuntary proceeding or appointment of a custodian, receiver, liquidator or other similar official, (iii) makes an assignment for the benefit of creditors, (iv) admits in writing its inability to pay debts generally as they become due, or (v) takes corporate action in furtherance of any such action;

•                  Cano defaults with respect to any Indebtedness, which default has not been waived, and any applicable grace period has expired; or

•                  Cano breaches any representation, warranty, covenant or other term or condition of any Transaction Document and any curable breach remains uncured for at least 7 Business Days.

Change of Control Redemption Right.

At any time during the period beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is 20 Trading Days after the consummation of such Change of Control, such Eligible Holder may require Cano to redeem all or any portion of such Holder’s Series D Preferred Stock.

Other Rights.

Cano shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of Cano under the Certificate of Designations and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to a majority of the Holders of the outstanding Series D Preferred Stock and approved by such Holders prior to such Fundamental Transaction and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market or an Eligible Market.

If at any time Cano grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), the Holders will be entitled to acquire the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Following the occurrence of an Asset Sale, a Holder may require Cano to redeem, with the Available Asset Sale Proceeds, all or any portion of the Series D Preferred Stock held by such Holder.  For so long as any Series D Preferred Stock are outstanding, Cano shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless Cano receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of.

Reservation of Shares.

Cano shall have sufficient authorized and unissued shares of Common Stock for each share of Series D Preferred Stock equal to no less than 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each such share of Series D Preferred Stock as of September 6, 2006.

Voting Rights.

Subject to certain limitations on conversion, each Holder shall be entitled to the whole number of votes equal to the lesser of (i) the number of shares of Common Stock into which the Holder’s Series D Preferred Stock would be convertible and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock and (ii) the number of shares of Common Stock into which such Holder’s Series D Preferred Stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be the Market Price.  The Series D Preferred

Stock shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matter required by law or by the terms of the Certificate of Designations to be submitted to a class vote of the Holders of Series D Preferred Stock, in which case the Holders of Series D Preferred Stock only shall vote as a separate class.

Limitation on Beneficial Ownership.

Cano shall not effect any conversion of, and no Holder shall have the right to convert, any Preferred Shares that would result in the beneficial owner of such shares (together with such Person’s affiliates) acquiring beneficial ownership of a number of shares of Common Stock in excess of the Holder’s Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  Cano shall not give effect to any voting rights, and no Holder shall have the right to exercise voting rights, with respect to any Preferred Shares such that it would result in the Holder (together with its affiliates) being deemed to beneficially own in excess of the Holder’s Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

Liquidation Preference.

In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of Cano, the Series D Preferred Stock shall have preferential rights to holders of any of the Capital Stock of Cano of any class junior in rank to the Series D Preferred Stock in respect of the preferences as to distributions and payments on the liquidation , dissolution and winding up of Cano.  All shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be of junior rank to all Series D Preferred Stock.

The Series D Preferred Stock is entitled to a liquidation preference (the “Liquidation Preference”) equal to the Stated Value of the Series D Preferred Stock plus accrued dividends.

Ranking; Issuances of Other Securities.

Without the prior express written consent of a majority of the Holders of the outstanding Series D Preferred Stock, Cano shall not authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Series D Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event.  Cano may issue preferred stock that is junior in rank to the Series D Preferred Stock, provided that the maturity date (or any other date requiring redemption or repayment of such preferred stock) of any such junior preferred stock is not on or before the 91st day following the Maturity Date.

Issuances of Equity-Linked Securities.

For so long as any Series D Preferred Stock is outstanding, Cano will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of, any Indebtedness of it or its Subsidiaries that is, any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, Options, Convertible Securities or other Capital Stock of Cano.

Covenants.

The affirmative vote or the written consent of the Holders of at least a majority of the aggregate shares of Series D Preferred Stock then outstanding, voting together as a single class, will be required for Cano to:

•                  amend or repeal any provision of, or add any provision to, Cano’s Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock (including any amendment to the Certificate of Designations for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

•                  increase or decrease (other than by conversion) the authorized  number of shares of Series D Preferred Stock;

•                  create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or in on a parity with the Series D Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of Cano;

•                  purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving Cano the right  to repurchase shares upon the termination of services at cost);

•                  pay dividends or make any other distribution on the Common Stock;

•                  whether or not prohibited by the terms of the Series D Preferred Stock, circumvent a right of the Series D Preferred Stock.

Subordination.

Cano’s obligation to make, and the Holders’ right to receive, any dividend or distribution (whether in cash, securities or other property) or any direct or indirect payment of any kind or character (whether in cash, securities or other property) in consideration for or otherwise in connection with the Series D Preferred Stock (“Restricted Payment”) are strictly junior and fully subordinated to the right of payment held by the Holders of the Senior Debt.  If a default under any document related to the Senior Debt exists, Cano shall not make, and no Holder is entitled to receive, any Restricted Payment unless and until the satisfaction of all of the following:  (i) the passage of 90 days after the indefeasible and final payment in full in cash of the Senior Debt; (ii) the termination of all hedging transactions with any Senior Debt Holder; (iii) the termination or expiration of all commitments of each Senior Debt Holder to advance funds or issue letters of credit; and (iv) the termination or expiration and return of all letters of credit issued by any Senior Debt Holder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano Petroleum, Inc. dated August 31, 2006

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: September 7, 2006
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano Petroleum, Inc. dated August 31, 2006